Exhibit 10.36

ADVANCED DISPOSAL SERVICES, INC. 2016 OMNIBUS EQUITY PLAN

FORM OF RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AGREEMENT (the “Agreement”) is made effective as of                (the “Date of Grant”) between Advanced Disposal Services, Inc., a Delaware corporation (the “Company”), and                   (the “Participant”).

This Agreement sets forth the general terms and conditions of restricted stock units (“RSUs”).  By accepting the RSUs, the Participant agrees to the terms and conditions set forth in this Agreement and the Advanced Disposal Services, Inc. 2016 Omnibus Equity Plan (the “Plan”).

Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

1.                                      Grant of the RSUs.  Subject to the provisions of this Agreement and the Plan, the Company hereby grants to the Participant, an aggregate of                  RSUs, subject to adjustment as set forth in the Plan.  Each RSU gives the Participant the unsecured right to receive, subject to the terms and conditions of the Plan and this Agreement, one Common Share.  The Participant shall not be required to pay any additional consideration for the issuance of the Common Shares upon settlement of the RSUs.

2.                                      Vesting Schedule.  Subject to earlier termination in accordance with the Plan or this Agreement, the RSUs shall vest as follows, unless previously vested or cancelled in accordance with the provisions of the Plan or this Agreement (each applicable date a “Scheduled Vesting Date”):(1)

Scheduled Vesting Date	Percent of RSUs Vesting on Such Date
Date of Grant:	20%
First Anniversary of Date of Grant:	20%
Second Anniversary of Date of Grant:	20%
Third Anniversary of Date of Grant:	20%
Fourth Anniversary of Date of Grant:	20%

3.                                      Settlement.  Each RSU shall be settled by delivery of one Common Share within thirty (30) days following the applicable Scheduled Vesting Date or such earlier date on which the RSUs vest pursuant to Sections 5 or 6 (each, a “Settlement Date”); provided, however,

(1)                                 The vesting schedule presented in this Form of Award Agreement is indicative and may vary from award to award.

that in no event shall settlement occur later than March 15th of the year following the applicable vesting date.

4.                                      Termination of Service Generally.  In the event that the Participant’s employment or other service with the Company or its Affiliates terminates for any reason (including, without limitation, due to retirement) other than death or Disability, the RSUs shall cease to vest and any unvested RSUs shall immediately be cancelled without consideration and the Participant shall have no further right or interest therein.  Any vested RSUs shall continue to be settled on the applicable Settlement Date.(2)

5.                                      Death; Disability.   If the Participant’s employment or other service with the Company or its Affiliates terminates as a result of the Participant’s death or Disability, a portion of the RSUs shall vest such that, when combined with previously vested RSUs, an aggregate of 100% of the RSUs granted pursuant to this Agreement shall have vested.   Vested RSUs shall be settled on the applicable Settlement Date.(3)

6.                                      Change of Control.  In the event of a Change of Control, prior to any Scheduled Vesting Date, to the extent the successor company (or a subsidiary or parent thereof) does not assume or provide a substitute for the RSUs on substantially the same terms and conditions, all vested and unvested RSUs shall become fully vested and shall be settled in accordance with Section 3.  To the extent the successor company (or a subsidiary or parent thereof) assumes or provides a substitute for the RSUs on substantially the same terms and conditions, the existing vesting schedule will continue to apply; provided, however, that, if upon or within 24 months following the date of a Change of Control, the Participant’s employment or other service with the Company or its Affiliates is terminated without Cause or the Participant resigns for Good Reason, all of the RSUs shall become fully vested and shall be settled in accordance with Section 3.(4)  For purposes of this Section 6, the term “Cause” shall mean (a) with regard to any Participant who is party to an employment or service agreement with the Company or any of its affiliates which contains a definition of “Cause,” the definition set forth in such agreement, and (b) with regard to any other Participant: (i) any act or omission that constitutes a material breach by the Participant of any obligations under an employment or service agreement with the Company or one of its Affiliates or an Award Document; (ii) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of the Participant as an employee of or other service provider to the Company or one of its Affiliates; (iii) any willful and material violation by the Participant of any law or regulation applicable to the business of the Company or one of its Affiliates, or the Participant’s conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or (iv) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Affiliates.  For purposes of this Section 6, the term “Good Reason” shall mean (x) with regard to any Participant

(2)                                 The treatment of awards upon termination of service presented in this Form of Award Agreement is indicative and may vary from award to award.

(3)                                 The treatment of awards upon termination of service due to death or Disability presented in this Form of Award Agreement is indicative and may vary from award to award.  Awards may provide for additional vesting upon termination of employment for reasons other than death or Disability.

(4)                                 The treatment of awards upon a Change in Control presented in this Form of Award Agreement is indicative and may vary from award to award.

who is party to an employment or service agreement with the Company or any of its affiliates which contains a definition of “Good Reason,” the definition set forth in such agreement, and (y) with regard to any other Participant: (i) the material diminution of the Participant’s title and/or responsibilities or (ii) the Participant being required to relocate more than twenty-five (25) miles from the Participant’s then-existing office.(5)

7.                                      Nontransferability of RSUs.  Unless otherwise determined by the Committee pursuant to the terms of the Plan, the RSUs may not be transferred, pledged, alienated, assigned or otherwise attorned other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be.

8.                                      Rights as a Shareholder.  The Participant shall have no rights as a shareholder with respect to the RSUs.  Upon settlement, the Participant shall have all rights as a shareholder with respect to the Common Shares delivered to the Participant, if any, including, without limitation, voting rights and the right to receive dividends.

9.                                      Dividend Equivalents.  If, after the Date of Grant and prior to the applicable Settlement Date, dividends with respect to the Common Shares are declared or paid by the Company, the Participant shall be entitled to receive dividend equivalents in an amount, without interest, equal to the cumulative dividends declared or paid on a Common Share, if any, during such period multiplied by the number of vested RSUs.  Dividend equivalents will be subject to the same terms and conditions of this Agreement applicable the RSUs.  The dividend equivalents will be paid on the applicable Settlement Date for the underlying RSUs in cash or Common Shares, as determined by the Company in its discretion.  If the underlying RSUs are cancelled prior to the applicable Settlement Date for any reason, any accrued and unpaid dividend equivalents shall be cancelled.(6)

10.                               No Entitlements.

(a)                                 No Right to Continued Employment or Other Service Relationship.  This Agreement does not constitute an employment or service agreement and nothing in the Plan or this Agreement shall modify the terms of the Participant’s employment or other service, including, without limitation, the Participant’s status as an “at will” employee of the Company or its Affiliates, if applicable.  None of the Plan, the Agreement, the grant of RSUs, nor any action taken or omitted to be taken shall be construed (i) to create or confer on the Participant any right to be retained in the employ of or other service to the Company or its Affiliates, (ii) to interfere with or limit in any way the right of the Company or its Affiliates to terminate the Participant’s employment or other service at any time and for any reason or (iii) to give the Participant any right to be reemployed or retained by the Company or its Affiliates following a termination of employment or other service for any reason.

(5)                                 The definitions of “Cause” and “Good Reason” presented in this Form of Award Agreement are indicative and may vary from award to award.

(6)                                 The treatment of dividend equivalents presented in this Form of Award Agreement is indicative and may vary from award to award.  Specific awards, for example, may provide for dividend equivalents to be paid in cash, or for no dividend equivalent rights.

(b)                                 No Right to Future Awards.  This award of RSUs and all other equity-based awards under the Plan are discretionary.  This award does not confer on the Participant any right or entitlement to receive another award of RSUs or any other equity-based award at any time in the future or in respect of any future period.

11.                               Taxes and Withholding.  The Participant must satisfy any federal, state, provincial, local or foreign tax withholding requirements applicable with respect to the settlement of the RSUs. The Company may require or permit the Participant to satisfy such tax withholding obligations through the Company withholding Common Shares that would otherwise be received by such individual upon settlement of the RSUs.  The obligations of the Company to deliver the Common Shares under this Agreement shall be conditioned upon the Participant’s payment of all applicable taxes and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

12.                               Securities Laws.  The Company shall not be required to issue Common Shares in settlement of or otherwise pursuant to the RSUs unless and until (i) the shares have been duly listed upon each stock exchange on which the Common Shares are then registered; (ii) a registration statement under the Securities Act of 1933, as amended, with respect to such Common Shares is then effective; and (iii) the issuance of the Common Shares would comply with such legal or regulatory provisions of such countries or jurisdictions outside the United States as may be applicable in respect of the RSUs. In connection with the grant or vesting of the RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

13.                               Miscellaneous Provisions.

(a)                                 Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Notwithstanding the foregoing, the Company may deliver notices to the Participant by means of email or other electronic means that are generally used for employee communications.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

(b)                                 Headings.  The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c)                                  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)                                 Incorporation of Plan; Entire Agreement.  This Agreement and the RSUs shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern.  This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.  The Participant acknowledges receipt of the Plan, and represents that he is familiar with its terms and provisions.

(e)                                  Amendments.  Subject to all applicable laws, rules and regulations, the Committee shall have the power to amend this Agreement at any time provided that such amendment does not adversely affect, in any material respect, the Participant’s rights under this Agreement without the Participant’s consent.  Notwithstanding the foregoing, the Company shall have broad authority to alter or amend this Agreement and the terms and conditions applicable to the RSUs without the consent of the Participant to the extent it deems necessary or desirable in its sole discretion (i) to comply with or take into account changes in, or rescissions or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules or standards and other applicable laws, rules, regulations, guidance, ruling, judicial decision or legal requirement, (ii) to ensure that the RSUs are not subject to taxes, interest and penalties under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) to take into account unusual or nonrecurring events or market conditions, or (iv) in any other manner set forth in Section 16 of the Plan.  Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  The Committee shall give written notice to the Participant in accordance with Section 13(a) of any such amendment, modification or termination as promptly as practicable after the adoption thereof.  The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the RSUs in any manner that is consistent with the Plan and approved by the Committee.

(f)                                   Section 409A.

(i)                                     The RSUs are intended to constitute “short-term deferrals” for purposes of Section 409A of the Code and the regulations and guidance promulgated thereunder (“Section 409A”).  If any provision of the Plan or this Agreement would, in the reasonable good faith judgment of the Committee, result or likely result in the imposition on the Participant, a beneficiary or any other person of a penalty tax under Section 409A, the Committee may modify the terms of the Plan or this Agreement, without the consent of the Participant, beneficiary or such other person, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such penalty tax.  This Section 13(f) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to taxes, interest and penalties under Section 409A.(7)

(ii)                                  Notwithstanding anything to the contrary in the Plan or this Agreement, to the extent that the RSUs constitute deferred compensation for purposes of Section 409A and Participant is a “Specified Employee” (within the meaning of the Committee’s established methodology for determining “Specified Employees” for purposes of Section 409A), no payment

(7)                                 Certain awards may provide for deferred compensation subject to Section 409A.  In the case of such awards, this provision will be modified appropriately.

or distribution of any amounts with respect to the RSUs that are subject to Section 409A may be made before the first business day following the six (6) month anniversary from the Participant’s Separation from Service from the Company Group (as defined in Section 409A) or, if earlier, the date of the Participant’s death.

(g)                                  Successor.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any Permitted Transferee pursuant to Section 7.

(h)                                 Choice of Law.  Except as to matters of federal law, this Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its conflict of law rules).

(i)                                     Clawback.  Any awards made pursuant to the Plan shall be subject to any recoupment policy adopted by the Company or required by law as in effect from time to time.

ADVANCED DISPOSAL SERVICES, INC.

By:
Name:
Title:

By:
Name:
Title:

The undersigned hereby acknowledges having read the Plan and this Agreement, and hereby agrees to be bound by all the provisions set forth in the Plan and this Agreement.

Participant Name (Printed):

Signature:

Date: